IBT BANCORP, INC.
NEWS RELEASE
JUNE 16, 2004

F O R  I M M E D I A T E  R E L E A S E
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FOR FURTHER INFORMATION
CONTACT:                                    SHELI L. FYOCK
                                            ASSISTANT VICE PRESIDENT/MARKETING
                                            309 MAIN STREET
                                            IRWIN, PENNSYLVANIA 15642
                                            PHONE: 724-978-2705
                                            EMAIL:  SFYOCK@IRWINBANK.COM
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               IBT BANCORP, INC. ANNOUNCES RETIREMENT OF DIRECTOR

Irwin, Pennsylvania, June 16, 2004, (AMEX:IRW): Edwin A. Paulone announced his intention to retire from the Board of Directors of IBT Bancorp, Inc. effective September 22, 2004. Mr. Paulone has served as a director of the Company since 1969.

IBT Bancorp, Inc. is a Pennsylvania corporation headquartered in Irwin, Pennsylvania, which provides a full range of commercial and retail banking services through its wholly owned banking subsidiary, Irwin Bank & Trust Company. The bank operates through its main office, six branch offices, a loan center, and a trust office, as well as through five supermarket branches under the name "Irwin Bank Extra" located in the Pennsylvania counties of Westmoreland and Allegheny. The Bank's website is www.myirwinbank.com.
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The Company's  common stock is traded on the American  Stock  Exchange under the symbol "IRW".

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company.